Exhibit 99.1

Victory Capital Reports Strong Third Quarter Earnings

Third-Quarter 2023 Highlights

  Total Assets Under Management (AUM) of $153.5 billion1
  Long-term gross flows of $5.3 billion
  Long-term net flows of ($1.7) billion
  GAAP operating margin of 38%
  Adjusted EBITDA margin of 51.1%2
  GAAP net income of $0.77 per diluted share
  Adjusted net income with tax benefit of $1.18 per diluted share2
  Board authorizes regular $0.32 quarterly cash dividend

SAN ANTONIO--(BUSINESS WIRE)--November 2, 2023--Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or “the Company”) today reported financial results for the quarter ended September 30, 2023.

“Adjusted EBITDA margin expanded further to 51.1% in the third quarter,” said David Brown, Chairman and Chief Executive Officer. “This was the 13th consecutive quarter above our target of 49%, and the 9th quarter over that period that our margins were 50% or higher.

“Additionally, we recorded the highest level of quarterly revenue in more than a year, and the highest levels of quarterly Adjusted EBITDA and Adjusted Net Income this calendar year.

“Our firmwide investment performance continues to be strong. Through the end of September, the percentage of our AUM outperforming benchmarks for the one-year period rose to 70%, up from 63% at the end of June. For the respective 3-, 5-, and 10-year periods 65%, 82%, and 78% of our AUM outperformed their respective benchmarks.

“In the third quarter, net long-term outflows totaled $1.7 billion, which was an improvement from the second quarter.

“During the quarter we accumulated cash on our balance sheet, which rose to $108 million as of September 30. Subsequent to quarter-end, we monetized the floating-to-fixed swap on a portion of our debt generating an additional $43 million of cash. These actions are designed to increase our financial flexibility as we continue to conduct due diligence activities on multiple inorganic growth opportunities.

“As always, we continue to focus on serving our clients, which is our top priority.”

[1] Total AUM includes both discretionary and non-discretionary client assets.

[2] The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

The table below presents AUM, and certain GAAP and non-GAAP (“adjusted”) financial results. Due to rounding, AUM values and other amounts in this press release may not add up precisely to the totals provided.

(in millions except per share amounts or as otherwise noted)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Assets Under Management[1]
Ending	$153,506	$161,622	$147,257	$153,506	$147,257
Average	161,147	157,372	158,903	158,779	167,157

Long-term Flows[2]
Long-term Gross	$5,255	$5,591	$6,601	$16,694	$26,812
Long-term Net	(1,700)	(2,106)	(553)	(5,041)	1,860

Money Market/Short-term Flows
Money Market/Short-term Gross	$193	$231	$194	$666	$441
Money Market/Short-term Net	(19)	(316)	(19)	(345)	(125)

Total Flows
Total Gross	$5,449	$5,822	$6,796	$17,359	$27,253
Total Net	(1,719)	(2,422)	(573)	(5,386)	1,734

Consolidated Financial Results (GAAP)
Revenue	$209.7	$204.2	$207.3	$615.2	$653.3
Revenue realization (in bps)	51.6	52.1	51.8	51.8	52.3
Operating expenses	129.6	116.7	108.6	373.1	333.8
Income from operations	80.0	87.5	98.6	242.1	319.5
Operating margin	38.2%	42.9%	47.6%	39.4%	48.9%
Net income	52.0	56.7	72.8	158.0	223.2
Earnings per diluted share	$0.77	$0.83	$1.01	$2.30	$3.07
Cash flow from operations	91.6	77.4	103.1	233.2	268.1

Adjusted Performance Results (Non-GAAP)[3]
Adjusted EBITDA	$107.2	$104.0	$103.6	$310.4	$324.1
Adjusted EBITDA margin	51.1%	50.9%	50.0%	50.5%	49.6%
Adjusted net income	70.3	66.4	76.2	202.3	228.7
Tax benefit of goodwill and acquired intangible assets	9.5	9.5	9.3	28.6	28.0
Adjusted net income with tax benefit	79.8	75.9	85.6	230.9	256.7
Adjusted net income with tax benefit per diluted share	$1.18	$1.11	$1.19	$3.36	$3.53
_______________________
[1] Total AUM includes both discretionary and non-discretionary client assets.
[2] Long-term AUM is defined as total AUM excluding Money Market and Short-term assets.

[3] The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

AUM, Flows and Investment Performance

Victory Capital’s total AUM decreased by 5.0%, or $8.1 billion, to $153.5 billion at September 30, 2023, compared with $161.6 billion at June 30, 2023. The decrease was attributable to the combination of negative market action, net outflows and the divestiture of certain INCORE accounts of $4.9 billion, $1.7 billion and $1.3 billion, respectively. Total gross flows were $5.4 billion for the third quarter and $17.4 billion for the year-to-date period. For the third quarter and year-to-date periods, the Company reported total net outflows of $1.7 billion and $5.4 billion, respectively.

As of September 30, 2023, Victory Capital offered 116 investment strategies through its 11 autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM as of September 30, 2023.

Percentage of AUM Outperforming Benchmark
Trailing	Trailing	Trailing	Trailing
1-Year	3-Years	5-Years	10-Years
70%	65%	82%	78%

Third Quarter 2023 Compared with Second Quarter 2023

Revenue increased 2.7% to $209.7 million in the third quarter, compared with $204.2 million in the second quarter, primarily due to an increase in average AUM and one extra day in the quarter. GAAP operating margin contracted 470 basis points in the third quarter to 38.2%, down from 42.9% in the second quarter primarily due to the combination of a non-cash $8.8 million difference in amounts recorded to the change in the fair value of consideration payable for acquisitions and an increase in depreciation and amortization expense due to the write-down of an intangible asset. Reflecting these higher non-cash expenses, third quarter GAAP net income decreased 8.2% to $52.0 million, down from $56.7 million in the prior quarter. On a per-share basis, GAAP net income decreased 7.1% to $0.77 per diluted share in the third quarter, versus $0.83 per diluted share in the second quarter.

Adjusted net income with tax benefit increased 5.1% to $79.8 million in the third quarter, up from $75.9 million in the second quarter. On a per-share basis, adjusted net income with tax benefit increased 6.4% to $1.18 per diluted share in the third quarter, from $1.11 per diluted share in the prior quarter. Adjusted EBITDA increased 3.1% to $107.2 million in the third quarter, versus $104.0 million in the second quarter. Adjusted EBITDA margin expanded 20 basis points in the third quarter of 2023 to 51.1% compared with 50.9% in the prior quarter.

Third Quarter 2023 Compared with Third Quarter 2022

Revenue for the three months ended September 30, 2023, increased 1.2% to $209.7 million, compared with $207.3 million in the same quarter of 2022 as a result of higher average AUM over the comparable period.

GAAP operating expenses increased 19.4% to $129.6 million, compared with $108.6 million in last year’s third quarter due to a non-cash $20.8 million difference in amounts recorded to the change in the fair value of consideration payable for acquisitions as well as an increase in depreciation and amortization expense, partially offset by a reduction in compensation expense. GAAP operating margin contracted 940 basis points to 38.2% in the third quarter, from 47.6% in the same quarter of 2022. GAAP net income declined 28.5% to $52.0 million, or $0.77 per diluted share, in the third quarter compared with $72.8 million, or $1.01 per diluted share, in the same quarter of 2022.

Adjusted net income with tax benefit decreased 6.7% to $79.8 million, or $1.18 per diluted share, in the third quarter, compared with $85.6 million, or $1.19 per diluted share in the same quarter last year. Adjusted EBITDA increased 3.5% to $107.2 million, compared with $103.6 million in last year’s same quarter. Year-over-year, adjusted EBITDA margin expanded 110 basis points to 51.1% in the third quarter of 2023, compared with 50.0% in the same quarter last year.

Nine Months Ended September 30, 2023 Compared with Nine Months Ended September 30, 2022

Revenue for the nine months ended September 30, 2023, decreased 5.8% to $615.2 million, compared with $653.3 million in the same period of 2022. The decrease was primarily due to lower average AUM and a decrease in revenue realization.

GAAP operating expenses increased 11.8% to $373.1 million for the nine months ended September 30, 2023, compared with $333.8 million in the same period in 2022 due to a non-cash $59.8 million difference in amounts recorded to the change in the fair value of consideration payable for acquisitions, partially offsetting was a decrease in variable expenses including compensation, distribution and other asset-based expenses. GAAP operating margin was 39.4% for the nine months ended September 30, 2023, a 950 basis point decrease from the 48.9% recorded in the same period in 2022. GAAP net income decreased 29.3% to $158.0 million, or $2.30 per diluted share, in the first nine months of 2023 compared with $223.2 million, or $3.07 per diluted share, in the same period in 2022.

Adjusted net income with tax benefit decreased 10.0% to $230.9 million, or $3.36 per diluted share, in the first nine months of 2023, compared with $256.7 million, or $3.53 per diluted share in the same period in 2022. For the nine months ended September 30, 2023, adjusted EBITDA declined 4.2% to $310.4 million, compared with $324.1 million for the same period in 2022. Year-over-year, adjusted EBITDA margin expanded 90 basis points to 50.5% in the first nine months of 2023, compared with 49.6% in the same period last year.

Balance Sheet / Capital Management

The Company ended the third quarter with $108 million of cash on its balance sheet.

Total debt outstanding as of September 30, 2023 was approximately $1,002 million and consisted of an existing term loan balance of $631 million and the 2021 Incremental Term Loans balance of $371 million.

On October 30, 2023, the Company monetized the floating-to-fixed swap on a portion of its debt generating an additional $43.4 million of cash net of costs.

The Company’s Board of Directors approved a regular quarterly cash dividend of $0.32 per share. The dividend is payable on December 22, 2023, to shareholders of record on December 11, 2023.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call tomorrow morning, November 3, at 8:00 a.m. ET to discuss the results. Analysts and investors may participate in the question-and-answer session. To participate in the conference call, please call (888) 330-3571 (domestic) or (646) 960-0657 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. Prior to the call, a supplemental slide presentation that will be used during the conference call will be available on the Events and Presentations page of the Company’s investor relations website. For anyone who is unable to join the live event, an archive of the webcast will be available for replay shortly after the call concludes.

About Victory Capital

Victory Capital is a diversified global asset management firm with $153.5 billion in assets under management as of September 30, 2023. It was ranked No. 55 on the Fortune 100 Fastest-Growing Companies list for 2022 and is one of only 24 companies to make the list for the second consecutive year. The Company employs a next-generation business strategy that combines boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With 11 autonomous Investment Franchises and a Solutions Business, Victory Capital offers a wide array of investment products and services, including mutual funds, ETFs, separately managed accounts, alternative investments, third-party ETF model strategies, collective investment trusts, private funds, a 529 Education Savings Plan, and brokerage services.

Victory Capital is headquartered in San Antonio, Texas, with offices nationwide and investment professionals in the U.S. and abroad. To learn more please visit www.vcm.com or follow Victory Capital on Facebook, Twitter, and LinkedIn.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s control such as the conflict in Ukraine and Israel and its effect on our business, operations and financial results going forward, as discussed in Victory Capital’s filings with the SEC, that could cause Victory Capital’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors such as a pandemic; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that Victory Capital is not required to register as an "investment company" under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the level of control over the Company retained by Crestview GP; the Company’s status as an emerging growth company and a controlled company; and other risks and factors listed under "Risk Factors" and elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

From Fortune. © 2022 Fortune Media IP Limited All rights reserved. Fortune is a registered trademark of Fortune Media IP Limited and is used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, Victory Capital Holdings, Inc.

The Fortune annual list ranks the top performing, publicly traded companies in revenues, profits and stock returns over the three-year period ended April 30, 2022.

Victory Capital Holdings, Inc. and Subsidiaries Unaudited Consolidated Statements of Operations (in thousands except per share data and percentages)
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Revenue
Investment management fees	$163,953	$159,410	$160,770	$480,199	$508,364
Fund administration and distribution fees	45,735	44,816	46,490	135,035	144,921
Total revenue	209,688	204,226	207,260	615,234	653,285

Expenses
Personnel compensation and benefits	54,501	54,940	56,869	167,043	179,352
Distribution and other asset-based expenses	38,160	37,344	39,019	113,158	123,471
General and administrative	13,947	13,250	12,301	39,585	38,984
Depreciation and amortization	12,333	9,650	10,686	33,663	32,051
Change in value of consideration payable for acquisition of business	10,336	1,500	(10,500)	19,236	(40,600)
Acquisition-related costs	116	16	189	134	449
Restructuring and integration costs	246	—	56	275	73
Total operating expenses	129,639	116,700	108,620	373,094	333,780

Income from operations	80,049	87,526	98,640	242,140	319,505
Operating margin	38.2%	42.9%	47.6%	39.4%	48.9%

Other income (expense)
Interest income and other income (expense)	1,452	1,971	(1,446)	4,967	(5,096)
Interest expense and other financing costs	(15,580)	(14,902)	(11,479)	(44,721)	(30,637)
Loss on debt extinguishment	—	—	(369)	—	(2,887)
Total other income (expense), net	(14,128)	(12,931)	(13,294)	(39,754)	(38,620)

Income before income taxes	65,921	74,595	85,346	202,386	280,885

Income tax expense	(13,914)	(17,924)	(12,582)	(44,435)	(57,643)

Net income	$52,007	$56,671	$72,764	$157,951	$223,242

Earnings per share of common stock
Basic	$0.79	$0.85	$1.06	$2.38	$3.25
Diluted	0.77	0.83	1.01	2.30	3.07

Weighted average number of shares outstanding
Basic	65,774	66,466	68,609	66,504	68,625
Diluted	67,676	68,500	71,877	68,636	72,797

Dividends declared per share	$0.32	$0.32	$0.25	$0.96	$0.75

Victory Capital Holdings, Inc. and Subsidiaries Reconciliation of GAAP to Non-GAAP Measures1 (unaudited; in thousands except per share data and percentages)
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Net income (GAAP)	$52,007	$56,671	$72,764	$157,951	$223,242
Income tax expense	(13,914)	(17,924)	(12,582)	(44,435)	(57,643)
Income before income taxes	$65,921	$74,595	$85,346	$202,386	$280,885
Interest expense	14,660	14,146	10,795	42,288	29,018
Depreciation	2,302	2,296	2,030	6,569	6,086
Other business taxes	636	382	539	1,402	1,670
Amortization of acquisition-related intangible assets	10,032	7,353	8,657	27,094	25,969
Stock-based compensation	1,451	1,538	2,230	4,993	7,723
Acquisition, restructuring and exit costs	11,463	2,949	(7,842)	23,396	(32,719)
Debt issuance costs	762	756	1,064	2,266	4,685
Losses from equity method investments	—	—	759	—	825
Adjusted EBITDA	$107,227	$104,015	$103,578	$310,394	$324,142
Adjusted EBITDA margin	51.1%	50.9%	50.0%	50.5%	49.6%

Net income (GAAP)	$52,007	$56,671	$72,764	$157,951	$223,242
Adjustment to reflect the operating performance of the Company
Other business taxes	636	382	539	1,402	1,670
Amortization of acquisition-related intangible assets	10,032	7,353	8,657	27,094	25,969
Stock-based compensation	1,451	1,538	2,230	4,993	7,723
Acquisition, restructuring and exit costs	11,463	2,949	(7,842)	23,396	(32,719)
Debt issuance costs	762	756	1,064	2,266	4,685
Tax effect of above adjustments	(6,085)	(3,244)	(1,163)	(14,786)	(1,833)
Adjusted net income	$70,266	$66,405	$76,249	$202,316	$228,737
Adjusted net income per diluted share	$1.04	$0.97	$1.06	$2.95	$3.14

Tax benefit of goodwill and acquired intangible assets	$9,536	$9,537	$9,328	$28,597	$27,977
Tax benefit of goodwill and acquired intangible assets per diluted share	$0.14	$0.14	$0.13	$0.42	$0.38

Adjusted net income with tax benefit	$79,802	$75,942	$85,577	$230,913	$256,714
Adjusted net income with tax benefit per diluted share	$1.18	$1.11	$1.19	$3.36	$3.53

[1] The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

Victory Capital Holdings, Inc. and Subsidiaries Unaudited Condensed Consolidated Balance Sheets (In thousands, except for shares)
	September 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$107,987	$38,171
Receivables	95,174	84,473
Prepaid expenses	6,458	8,443
Investments, at fair value	29,858	27,266
Property and equipment, net	21,203	21,146
Goodwill	981,805	981,805
Other intangible assets, net	1,287,542	1,314,637
Other assets	61,778	64,958
Total assets	$2,591,805	$2,540,899

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$59,552	$50,862
Accrued compensation and benefits	52,167	58,458
Consideration payable for acquisition of business	249,636	230,400
Deferred tax liability, net	124,995	108,138
Other liabilities	40,996	42,117
Long-term debt, net[1]	988,323	985,514
Total liabilities	1,515,669	1,475,489

Stockholders' equity
Common stock, $0.01 par value per share: 2023 - 600,000,000 shares authorized, 82,224,284 shares issued and 65,911,628 shares outstanding; 2022 - 600,000,000 shares authorized, 80,528,137 shares issued and 67,325,534 shares outstanding	822	805
Additional paid-in capital	723,252	705,466
Treasury stock, at cost: 2023 - 16,312,656 shares; 2022 - 13,202,603 shares	(384,462)	(285,425)
Accumulated other comprehensive income	34,220	35,442
Retained earnings	702,304	609,122
Total stockholders' equity	1,076,136	1,065,410
Total liabilities and stockholders' equity	$2,591,805	$2,540,899

[1] Balances at September 30, 2023 and December 31, 2022 are shown net of unamortized loan discount and debt issuance costs in the amount of $13.4 million and $16.2 million, respectively. The gross amount of the debt outstanding was $1,001.7 million as of September 30, 2023 and December 31, 2022, respectively.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management (unaudited; in millions except for percentages)
	For the Three Months Ended			% Change from
	September 30,	June 30,	September 30,	June 30,	September 30,
	2023	2023	2022	2023	2022
Beginning assets under management	$161,622	$158,621	$154,947	2%	4%
Gross client cash inflows	5,449	5,822	6,796	-6%	-20%
Gross client cash outflows	(7,168)	(8,244)	(7,368)	-13%	-3%
Net client cash flows	(1,719)	(2,422)	(573)	-29%	200%
Market appreciation (depreciation)	(4,888)	5,537	(7,066)	N/A	-31%
Realizations and distributions	—	(73)	(51)	N/A	N/A
Acquired & divested assets / Net transfers[1]	(1,508)	(41)	—	3578%	N/A
Ending assets under management	153,506	161,622	147,257	-5%	4%
Average assets under management	161,147	157,372	158,903	2%	1%

	For the Nine Months Ended			% Change from
	September 30,	September 30,		September 30,
	2023	2022		2022
Beginning assets under management	$152,952	$183,654		-17%
Gross client cash inflows	17,359	27,253		-36%
Gross client cash outflows	(22,745)	(25,518)		-11%
Net client cash flows	(5,386)	1,734		N/A
Market appreciation (depreciation)	7,563	(36,987)		N/A
Realizations and distributions	(73)	(80)		-9%
Acquired & divested assets / Net transfers[1]	(1,549)	(1,064)		46%
Ending assets under management	153,506	147,257		4%
Average assets under management	158,779	167,157		-5%
[1] The three and nine months ended September 30, 2023 reflects divested assets of $1.3 billion associated with the INCORE transaction.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Asset Class (unaudited; in millions)
For the Three Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.		Alternative	Total	Money Market/
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Long-term	Short-term	Total
September 30, 2023
Beginning assets under management	$30,007	$15,664	$26,098	$12,170	$15,392	$55,836	$3,301	$158,469	$3,152	$161,622
Gross client cash inflows	1,224	458	892	51	392	1,988	249	5,255	193	5,449
Gross client cash outflows	(1,769)	(920)	(1,343)	(282)	(519)	(1,720)	(402)	(6,955)	(213)	(7,168)
Net client cash flows	(545)	(462)	(451)	(231)	(126)	268	(153)	(1,700)	(19)	(1,719)
Market appreciation (depreciation)	(1,224)	(547)	(460)	(287)	(451)	(2,028)	71	(4,927)	39	(4,888)
Realizations and distributions	—	—	—	—	—	—	—	—	—	—
Acquired & divested assets / Net transfers[1]	(2)	(5)	(1,397)	(57)	(8)	(78)	3	(1,545)	37	(1,508)
Ending assets under management	$28,235	$14,650	$23,790	$11,596	$14,807	$53,998	$3,222	$150,298	$3,208	$153,506

June 30, 2023
Beginning assets under management	$29,035	$15,648	$26,535	$11,425	$14,868	$54,416	$3,317	$155,244	$3,377	$158,621
Gross client cash inflows	1,259	743	873	87	559	1,622	449	5,591	231	5,822
Gross client cash outflows	(1,126)	(1,128)	(1,324)	(290)	(585)	(2,834)	(408)	(7,697)	(547)	(8,244)
Net client cash flows	132	(386)	(451)	(204)	(26)	(1,212)	41	(2,106)	(316)	(2,422)
Market appreciation (depreciation)	824	404	48	954	575	2,682	12	5,499	38	5,537
Realizations and distributions	—	—	—	—	—	—	(73)	(73)	—	(73)
Acquired & divested assets / Net transfers	16	(2)	(34)	(4)	(25)	(49)	4	(94)	53	(41)
Ending assets under management	$30,007	$15,664	$26,098	$12,170	$15,392	$55,836	$3,301	$158,469	$3,152	$161,622

September 30, 2022
Beginning assets under management	$26,356	$14,837	$29,398	$11,857	$13,257	$50,485	$5,617	$151,807	$3,140	$154,947
Gross client cash inflows	1,508	589	1,123	67	742	1,745	827	6,601	194	6,796
Gross client cash outflows	(1,176)	(939)	(1,958)	(269)	(636)	(1,315)	(863)	(7,155)	(214)	(7,368)
Net client cash flows	333	(349)	(835)	(203)	107	430	(36)	(553)	(19)	(573)
Market appreciation (depreciation)	(938)	(404)	(829)	(560)	(1,248)	(2,930)	(165)	(7,074)	8	(7,066)
Realizations and distributions	—	—	—	—	—	—	(51)	(51)	—	(51)
Acquired & divested assets / Net transfers	3	26	(536)	(333)	178	566	(31)	(127)	127	—
Ending assets under management	$25,754	$14,109	$27,198	$10,762	$12,293	$48,551	$5,334	$144,001	$3,256	$147,257
[1] The three months ended September 30, 2023 reflects divested assets of $1.3 billion associated with the INCORE transaction.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Asset Class (unaudited; in millions)
For the Nine Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.		Alternative	Total	Money Market/
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Long-term	Short-term	Total
September 30, 2023
Beginning assets under management	$27,892	$15,103	$26,353	$10,973	$14,160	$51,507	$3,663	$149,649	$3,302	$152,952
Gross client cash inflows	4,083	2,186	2,952	222	1,329	4,827	1,095	16,694	666	17,359
Gross client cash outflows	(3,988)	(2,921)	(4,239)	(957)	(1,648)	(6,332)	(1,650)	(21,735)	(1,010)	(22,745)
Net client cash flows	95	(735)	(1,287)	(735)	(319)	(1,506)	(555)	(5,041)	(345)	(5,386)
Market appreciation (depreciation)	237	280	203	1,488	1,044	4,020	180	7,452	111	7,563
Realizations and distributions	—	—	—	—	—	—	(73)	(73)	—	(73)
Acquired & divested assets / Net transfers[1]	13	2	(1,479)	(130)	(79)	(23)	8	(1,689)	140	(1,549)
Ending assets under management	$28,235	$14,650	$23,790	$11,596	$14,807	$53,998	$3,222	$150,298	$3,208	$153,506

September 30, 2022
Beginning assets under management	$30,578	$20,094	$35,154	$15,766	$16,050	$60,364	$2,548	$180,554	$3,100	$183,654
Gross client cash inflows	5,417	2,408	4,183	318	3,124	6,796	4,566	26,812	441	27,253
Gross client cash outflows	(4,659)	(4,082)	(6,851)	(1,048)	(2,344)	(4,551)	(1,417)	(24,952)	(567)	(25,518)
Net client cash flows	758	(1,674)	(2,668)	(730)	780	2,246	3,149	1,860	(125)	1,734
Market appreciation (depreciation)	(5,604)	(4,343)	(3,945)	(4,008)	(4,781)	(14,052)	(263)	(36,998)	11	(36,987)
Realizations and distributions	—	—	—	—	—	—	(80)	(80)	—	(80)
Acquired & divested assets / Net transfers	22	33	(1,342)	(266)	245	(6)	(19)	(1,334)	270	(1,064)
Ending assets under management	$25,754	$14,109	$27,198	$10,762	$12,293	$48,551	$5,334	$144,001	$3,256	$147,257
[1] The nine months ended September 30, 2023 reflects divested assets of $1.3 billion associated with the INCORE transaction.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Vehicle (unaudited; in millions)
For the Three Months Ended	By Vehicle
			Separate
			Accounts and
	Mutual		Other Pooled
	Funds(1)	ETFs(2)	Vehicles(3)	Total
September 30, 2023
Beginning assets under management	$105,916	$5,193	$50,513	$161,622
Gross client cash inflows	3,283	232	1,933	5,449
Gross client cash outflows	(5,119)	(557)	(1,492)	(7,168)
Net client cash flows	(1,836)	(324)	441	(1,719)
Market appreciation (depreciation)	(2,925)	(165)	(1,799)	(4,888)
Realizations and distributions	—	—	—	—
Acquired & divested assets / Net transfers[4]	(17)	6	(1,497)	(1,508)
Ending assets under management	$101,138	$4,710	$47,658	$153,506

June 30, 2023
Beginning assets under management	$103,246	$5,555	$49,819	$158,621
Gross client cash inflows	3,639	175	2,008	5,822
Gross client cash outflows	(4,863)	(421)	(2,960)	(8,244)
Net client cash flows	(1,224)	(246)	(952)	(2,422)
Market appreciation (depreciation)	3,923	(117)	1,731	5,537
Realizations and distributions	—	—	(73)	(73)
Acquired & divested assets / Net transfers	(28)	—	(13)	(41)
Ending assets under management	$105,916	$5,193	$50,513	$161,622

September 30, 2022
Beginning assets under management	$102,297	$5,155	$47,494	$154,947
Gross client cash inflows	4,277	515	2,003	6,796
Gross client cash outflows	(5,689)	(196)	(1,484)	(7,368)
Net client cash flows	(1,411)	319	519	(573)
Market appreciation (depreciation)	(4,290)	(383)	(2,393)	(7,066)
Realizations and distributions	—	—	(51)	(51)
Acquired & divested assets / Net transfers	(5)	18	(13)	—
Ending assets under management	$96,591	$5,110	$45,557	$147,257
[1] Includes institutional and retail share classes, money market and VIP funds.
[2] Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.
[3] Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.
[4] The three months ended September 30, 2023 reflects divested assets of $1.3 billion associated with the INCORE transaction.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Vehicle (unaudited; in millions)
For the Nine Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds(1)	ETFs(2)	Vehicles(3)	Total
September 30, 2023
Beginning assets under management	$99,447	$5,627	$47,877	$152,952
Gross client cash inflows	11,468	625	5,266	17,359
Gross client cash outflows	(15,388)	(1,211)	(6,146)	(22,745)
Net client cash flows	(3,921)	(586)	(880)	(5,386)
Market appreciation (depreciation)	5,648	(329)	2,244	7,563
Realizations and distributions	—	—	(73)	(73)
Acquired & divested assets / Net transfers[4]	(36)	(3)	(1,510)	(1,549)
Ending assets under management	$101,138	$4,710	$47,658	$153,506

September 30, 2022
Beginning assets under management	$124,142	$4,871	$54,641	$183,654
Gross client cash inflows	16,981	1,666	8,606	27,253
Gross client cash outflows	(19,750)	(394)	(5,374)	(25,518)
Net client cash flows	(2,769)	1,271	3,231	1,734
Market appreciation (depreciation)	(23,712)	(1,051)	(12,225)	(36,987)
Realizations and distributions	—	—	(80)	(80)
Acquired & divested assets / Net transfers	(1,071)	18	(11)	(1,064)
Ending assets under management	$96,591	$5,110	$45,557	$147,257
[1] Includes institutional and retail share classes, money market and VIP funds.
[2] Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.
[3] Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.
[4] The nine months ended September 30, 2023 reflects divested assets of $1.3 billion associated with the INCORE transaction.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the Company. These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the Company. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA, as applicable, are:

  Adding back income tax expense;
  Adding back interest paid on debt and other financing costs, net of interest income;
  Adding back depreciation on property and equipment;
  Adding back other business taxes;
  Adding back amortization expense on acquisition-related intangible assets;
  Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of equity grants related to the IPO;
  Adding back direct incremental costs of acquisitions, including restructuring costs;
  Adding back debt issuance cost expense;
  Adjusting for earnings/losses on equity method investments.

Adjusted Net Income

Adjustments made to GAAP Net Income to calculate Adjusted Net Income, as applicable, are:

  Adding back other business taxes;
  Adding back amortization expense on acquisition-related intangible assets;
  Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of any equity grants related to the IPO;
  Adding back direct incremental costs of acquisitions, including restructuring costs;
  Adding back debt issuance cost expense;
  Subtracting an estimate of income tax expense applied to the sum of the adjustments above.

Tax Benefit of Goodwill and Acquired Intangible Assets

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit. The tax benefit of goodwill and intangible assets represent the tax benefits associated with deductions allowed for intangible assets and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangible assets with a step-up in tax basis.

Contacts

Investors:
Matthew Dennis, CFA
Chief of Staff
Director, Investor Relations
216-898-2412
mdennis@vcm.com

Media:
Jessica Davila
Director, Global Communications
210-694-9693
jessica_davila@vcm.com